Exhibit 99.1

CINCINNATI BELL INC. ANNOUNCES PROPOSED OFFERING OF
$425 MILLION OF SENIOR NOTES DUE 2024

CINCINNATI—September 13, 2016—Cincinnati Bell Inc. (NYSE: CBB) (the “Company”) today announced that it plans to offer $425 million aggregate principal amount of its senior notes due 2024 (the “Notes”), subject to market and other conditions.  The Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Company’s existing and future domestic subsidiaries.

The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to purchase any and all of the Company’s outstanding 8.375% Senior Notes due 2020 (the “2020 Notes”) that are validly tendered in a tender offer commenced by the Company today (the “Tender Offer”) and to redeem, repurchase or satisfy and discharge any 2020 Notes not purchased in the Tender Offer (in each case, including paying any accrued interest) in accordance with the indenture for the 2020 Notes and pay related transaction fees and expenses.

The Notes will be offered in the United States to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is for informational purposes only and is neither an offer to buy or sell nor a solicitation of an offer to buy or sell the securities described herein. There shall not be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Note

This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements.  These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management.  Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (“SEC”).  More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports.  Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE:CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

INVESTOR CONTACT:
Joshua Duckworth
Phone: 513-397-2292
E-mail: Joshua.Duckworth@cinbell.com

MEDIA CONTACT:
Jane Weiler
Phone: 513-397-9941
E-mail: Jane.Weiler@cinbell.com